PRICING SUPPLEMENT NO.   1 DATED                 Filed Pursuant to
MARCH 20, 1997 TO PROSPECTUS DATED               Rule 424(b)(5)
MARCH 17, 1997                                   File No. 333-16793

                       CMS ENERGY CORPORATION

General Term Notes (servicemark of J.W. Korth & Company), Series C
             Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 17, 1997.

Aggregate Principal Amount:           $ 752,000.00
Original Issue Date (Settlement Date)  March 25, 1997
Stated Maturity Date:                  March 15, 2000
Issue Price to Public:                100.00% of Principal Amount
Interest Rate:                        7.000% Per Annum
Interest Payment Dates:               April 15 and monthly thereafter
                                      Commencing April 15, 1997
Survivor's Option:                    [ X ] Yes  [   ] No
Optional Redemption:                  [   ] Yes  [ X ] No

       Agent                          Principal Amount of Notes
                                       Solicited by Each Agent
J.W. Korth & Company                  $ 752,000.00

                                  Per Note
                                Sold by Agents
                                 To Public            Total

Issue Price:                    $ 1,000.00          $ 752,000.00
Agent's Discount or Commission: $    10.50          $   7,896.00
Maximum Dealer's Discount or
  Selling Concession:           $     2.50          $   1,880.00
Proceeds to the Company:        $   987.00          $ 742,224.00

CUSIP Number:   12589QRA6